EXHIBIT 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT BETWEEN

DTS, INC. AND MR. BRIAN TOWNE

This amendment (Amendment), effective as of 28 June 2010, is made and entered into by and between DTS, Inc., having a principal place of business at 5220 Las Virgenes Road, Calabasas, California 91302 U.S.A. (hereinafter referred to as “DTS”) and Mr. Brian Towne (“Employee”), having a permanent residence at 29743 Quail Run Dr., Agoura Hills, CA 91301.

WHEREAS, DTS and Employee have previously entered into an Employment Agreement effective 14 April 2009 (hereinafter referred to as the “Agreement”); and

WHEREAS, the parties wish to Amend Mr. Towne’s Title, Duties and Base Salary set forth in the Agreement.

NOW, THEREFORE, in consideration of the respective covenants contained herein, the parties agree as follows:

The following Sections of the Agreement are hereby replaced in their entirety to read as follows:

Title:	Executive Vice President & Chief Operating Officer

Duties:

You agree to serve the Company as its Executive Vice President & Chief Operating Officer. Your duties are as defined in the Company’s job description for the position or as otherwise specified by the Chairman and Chief Executive Officer of the Company. During the Term of this Agreement, you will devote full time to, and use your best efforts to advance, the business and welfare of the Company.

Base Salary:	$325,000 per year payable biweekly and subject to payroll deductions as may be necessary or customary in respect of the Company’s salaried employees in general.

All capitalized terms not otherwise defined in this Amendment shall have the same meaning as in the Agreement.

This Amendment does not delete, terminate or replace any provision of Agreement except as specifically provided herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date first written above.

MR. BRIAN TOWNE		DTS, INC.

By:	/s/ Brian D. Towne	By:	/s/ Jon E. Kirchner
	Mr. Brian Towne		Jon Kirchner
Chairman & CEO

Date:	June 28, 2010	Date:	June 28, 2010